Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

by and among

PHIBRO ANIMAL HEALTH CORPORATION

and

MAYFLOWER LIMITED PARTNERSHIP

Dated as of [●], 2014

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2014, is made and entered into by and between Phibro Animal Health Corporation, a Delaware corporation (the “Company”) and Mayflower Limited Partnership, a Jersey limited partnership (the “Holder”).

RECITALS

WHEREAS, the Company has prepared a registration statement on Form S−1 (File No. 333− 194467) with respect to the issuance and sale of its Class A common stock, par value $0.0001 per share (the “Common Stock”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for an underwritten initial public offering of shares of the Company’s Common Stock (the “IPO”);

WHEREAS, the Holder is a holder of Common Stock or other securities convertible into, exchangeable for or giving Holder the right to purchase the Common Stock;

WHEREAS, the Company has agreed to provide to the Holder the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Commission” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Controlling Person” shall have the meaning set forth in Section 5(a) of this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“Demand Shelf Registration” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company.

“End of Suspension Notice” shall have the meaning set forth in Section 3(b) of this Agreement.

“Equity Securities” of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities in or of such Person (whether voting or non voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the introductory paragraph hereof. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Share as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“IPO” shall have the meaning set forth in the Recitals hereof.

“Liabilities” shall have the meaning set forth in Section 5(a)(i) of this Agreement.

“Maximum Threshold” shall have the meaning set forth in Section 2(a)(iii) of this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Piggyback Registration” shall have the meaning set forth in Section 2(b)(i) of this Agreement.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” shall mean at any time the Common Stock (with the initial amount of Common Stock shares held by the Holder being as set forth opposite the Holder’s name on Schedule I hereto), together with any class of equity securities of the Company or of a successor to the entire business of the Company which are issued in exchange for the Common Stock; provided, however, that such Registrable Shares shall cease to be Registrable Shares with respect to the Holder upon the earliest to occur of (A) the date on which a Registration Statement with respect to the sale of the Holder’s Registrable Shares shall have been declared effective under the Securities Act and all of the Holder’s Registrable Shares shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) the date on which such securities shall have ceased to be outstanding; and (C) the date on which the Registrable Shares may be sold without restriction pursuant to Rule 144 under the Securities Act in a single transaction.

“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel retained by a majority of the Registrable Shares, (iii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Shares, (iv) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (v) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Shares; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of the Holder (other than as set forth in clause (ii) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by the Holder.

“Registration Statement” means any registration statement of the Company filed with the Commission which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Sale Expenses” shall mean, other than in connection with a Registration Statement, (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel retained by holders of a majority of the Registrable Shares; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of the Holder (other than as set forth in clause (ii) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by the Holder of Registrable Shares on a pro rata basis with respect to the Registrable Shares so sold.

“Securities Act” shall have the meaning set forth in the Recitals hereof.

“Selling Holder’s Counsel” shall mean counsel for the Holder. In the absence of an election, such counsel shall be Kirkland & Ellis LLP.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a)(i) of this Agreement.

“Suspension Event” shall have the meaning set forth in Section 3(b) of this Agreement.

“Suspension Notice” shall have the meaning set forth in Section 3(a) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Withdrawn Demand Registration” shall have the meaning set forth in Section 2(a)(vi) of this Agreement.

Section 2. Demand Shelf Registrations and Piggy Back Registrations.

(a) Demand Shelf Registration.

(i) Subject to this Section 2, at any time that the Company is eligible to use Form S-3, upon the written request of the Holder, the Company shall use reasonable best efforts to file with the Commission following the receipt of such written request (the “Demand Notice”), two (2) registration statements with respect to the Registrable Shares under the Securities Act (the “Shelf Registration Statement”) for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Demand Shelf Registration”); provided that, the Company (i) shall only be obligated to use reasonable best efforts to file one (1) Shelf Registration Statement if the Holder has previously exercised its right to a Demand Registration once under Section 2(b) hereof and (ii) shall not be obligated to file any Shelf Registration Statement if the Holder has previously exercised its right to a Demand Registration twice under Section 2(b) hereof. If the Shelf Registration Statement is not automatically declared effective by the Commission or does not automatically become effective, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holder may from time to time notify the Company of. Upon receipt of the Demand Notice, the Company shall use reasonable best efforts to file with the Commission one (1) prospectus supplement for the offering to be made under a Shelf Registration Statement. Following the receipt by the Company of the Demand Notice, all of the Registrable Shares of the Holder shall be included in the Shelf Registration Statement without any further action unless a smaller number is requested or a dollar amount is registered. If not all of Holder’s Registrable Shares are included, Holder may submit subsequent Demand Notices (unless the reason the Holder’s Registrable Shares were not included was due to its Demand Notice requesting less than all of the Registrable Shares be registered). Other selling securityholders shall be afforded seven (7) days to decide to include Registrable Shares in proportion to the Registrable Shares of the Holder that are included. For the avoidance of doubt, the Company may include in any Shelf Registration Statement that it files pursuant to this Section 2(a) any securities of the Company held by a Person other than the Holder, provided that such securities would be Registrable Shares with respect to such other Person.

(ii)  Selection of Underwriters. If any offering pursuant to a Shelf Registration Statement is an underwritten offering, a majority-in-interest of the Holder and any other selling securityholder participating in such underwritten offering shall have the right to select the managing underwriter or underwriters to administer any such offering.

(iii) Priority on Shelf Registration Statement. If the managing underwriters of a requested Demand Shelf Registration advise the Company in writing that, in their opinion, the number of Registrable Shares requested to be included in the relevant Shelf Registration Statement, together with securities of the Company that have been requested to be included in such Shelf Registration Statement by any other selling securityholders (i) exceeds the number that can be sold in such offering and/or (ii) would adversely affect the price per share of the Company’s equity securities to be sold in such offering (such maximum number of securities or Registrable Shares, as applicable, the “Maximum Threshold”), the underwriting shall be allocated among the Company and all Holders as follows: (A) first, the shares of Common Stock or other securities, if any, comprised of Registrable Shares, as to which registration has been requested pursuant to the Demand Notice of the Holder and any request for registration of BFI Co. LLC, a Delaware limited liability company (“BFI”) pursuant to the written contractual registration rights of BFI, pro rata, (based on the number of securities the Holder or BFI has requested to be included in such registration) among the Holder and BFI that can be sold without exceeding the Maximum Threshold until such time as all Registrable Shares of the Holder and all securities of BFI that were properly requested to be included in such registration have been so included; and (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(iv) Restrictions on Demand Shelf Registrations. The Company shall not be obligated to effect any Demand Shelf Registration within ninety (90) days after the effective date of a previous registration under which the Holder had piggyback rights pursuant to Section 2(c) hereof wherein the Holder was permitted to register, and sold, at least 50% of the Registrable Shares requested to be included therein or with respect to a previous registration under which the Holder waived any piggyback rights pursuant to Section 2(c). In addition, the Company shall only be obligated to effect one (1) Demand Shelf Registration on behalf of the Holder, provided that the number of Registrable Shares that the Holder requested to be included in such registration was not reduced pursuant to Section 2(a)(iv) or Section 2(b)(iv).

(v) No Registrations if Effective Shelf. Notwithstanding anything else to the contrary in this Agreement, if, prior to any request for registration pursuant to Section 2(a) or Section 2(b) with respect to Holder’s Registrable Shares, (i) the Company shall have filed a Shelf Registration Statement covering such Registrable Shares, (ii) such Shelf Registration Statement shall have registered for resale by the Holder such Registrable Shares, (iii) the plan of distribution set forth in such Shelf Registration Statement includes underwritten offerings and (iv) the Shelf Registration Statement is effective when the Holders would otherwise make a request for registration under Section 2(a) or Section 2(b), the Company shall not be required to separately register any Registrable Shares in response to such request, and such request shall be deemed to be a request that the Company cooperate in effecting a sale of the Registrable Shares pursuant to such Shelf Registration Statement.

(vi) Effective Period of Demand Shelf Registrations. After any Shelf Registration Statement filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable best efforts to keep such Shelf Registration Statement effective for a period equal to one hundred eighty (180) days from the date on which the SEC declares such Shelf Registration Statement effective (or if such Shelf Registration Statement is not effective during any period within such one hundred eighty (180) days, such 180-day period shall be extended by the number of days during such period when such Shelf Registration Statement is not effective), or such shorter period that shall terminate when all of the Registrable Shares covered by such Shelf Registration Statement have been sold pursuant to such Demand Shelf Registration. If the Company shall withdraw or reduce the number of Registrable Shares that is subject to the Demand Shelf Registration pursuant to Section 2(a)(iii) (a “Withdrawn Demand Registration”), the Holder of the Registrable Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Shelf Registration that (subject to the provisions of this Section 2(a)) the Company shall use its commercially reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Shelf Registration and ending on the earlier to occur of the date (i) that is one hundred eighty (180) days from the effective date of such Demand Shelf Registration and (ii) on which all of the Registrable Shares covered by such Demand Shelf Registration has been sold. Such additional Demand Shelf Registration otherwise shall be subject to all of the provisions of this Agreement.

(b) Demand Registrations.

(i) Right to Request Registration. Beginning on the date that is six months following the completion of the IPO, if the Holder has not exercised its right to a Demand Shelf Registration pursuant to Section 2(a) and the Company is not eligible for the use of Form S-3, the Holder may request two (2) registrations under the Securities Act of all or part of its Registrable Shares (“Demand Registration”); provided that, the Company (i) shall only be obligated to use reasonable best efforts to file one (1) Demand Registration prior to the date that is one year following the completion of the IPO, (ii) shall only be obligated to use reasonable best efforts to file one (1) Demand Registration if the Holder has previously exercised its right to a Shelf Registration Statement once under Section 2(a) hereof and (iii) shall not be obligated to file any Demand Registration if the Holder has previously exercised its right to a Demand Registration twice under Section 2(a) hereof.

The Company shall use commercially reasonable best efforts to file with the Commission following receipt of any such request for Demand Registration one (1) registration statement with respect to the Registrable Shares under the Securities Act (the “Demand Registration Statement”). The Company shall use commercially reasonable best efforts to cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Demand Registration Statement shall be on an appropriate form and the Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company. Following the receipt by the Company of the Demand Notice, all of the Registrable Shares of the Holder shall be included in the Demand Registration Statement without any further action unless a smaller number is requested or a dollar amount is registered. If not all of Holder’s Registrable Shares are included (unless the reason the Holder’s Registrable Shares were not included was due to its Demand Notice requesting less than all of the Registrable Shares be registered), Holder may submit subsequent Demand Notices. Other selling securityholders shall be afforded seven (7) days to decide to include Registrable Shares in proportion to the Registrable Shares of the Holder that are included. For the avoidance of doubt, the Company may include in any Demand Registration Statement that it files pursuant to this Section 2(a) any securities of the Company held by a Person other than the Holder, provided that such securities would be Registrable Shares with respect to such other Person.

(ii) Priority on Demand Registrations.  If the managing underwriters of a requested Demand Registration advise the Company in writing that, in their opinion, the number of Registrable Shares (including Registrable Shares of another selling securityholder) requested to be included in the relevant Shelf Registration Statement exceeds the Maximum Threshold, the underwriting shall be allocated among the Company and all Holders as follows: (A) first, the shares of Common Stock or other securities, if any, comprised of Registrable Shares, as to which registration has been requested pursuant to the Demand Notice of the Holder and any request for registration of BFI pursuant to the written contractual registration rights of BFI, pro rata, (based on the number of securities the Holder or BFI has requested to be included in such registration) among the Holder and BFI that can be sold without exceeding the Maximum Threshold until such time as all Registrable Shares of the Holder and all securities of BFI that were properly requested to be included in such registration have been so included; and (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(iii) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within ninety (90) days after the effective date of a previous registration under which the Holder had piggyback rights pursuant to Section 2(c) hereof wherein the Holder was permitted to register, and sold, at least 50% of the Registrable Shares requested to be included therein or with respect to a previous registration under which the Holder waived any piggyback rights pursuant to Section 2(c). In addition, the Company shall only be obligated to effect one (1) Demand Registration on behalf of the Holder, provided that the number of Registrable Shares that the Holder requested to be included in such registration was not reduced pursuant to Section 2(a)(iv) or Section 2(b)(iv).

(iv) Selection of Underwriters. If any offering pursuant to a Demand Registration Statement is an underwritten offering, a majority-in-interest of the Holder and any other selling securityholder participating in such underwritten offering shall have the right to select the managing underwriter or underwriters to administer any such offering.

(v) Effective Period of Demand Registrations. After any Demand Registration Statement filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable best efforts to keep such Demand Registration Statement effective for a period equal to one hundred eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective (or if such Demand Registration Statement is not effective during any period within such one hundred eighty (180) days, such 180-day period shall be extended by the number of days during such period when such Demand Registration Statement is not effective), or such shorter period that shall terminate when all of the Registrable Shares covered by such Demand Registration Statement have been sold pursuant to such Demand Registration. If the Company shall withdraw or reduce the number of Registrable Shares that is subject to the Demand Shelf Registration pursuant to Section 2(b)(iii) (a “Withdrawn Demand Registration”), the Holder of the Registrable Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration that (subject to the provisions of this Section 2(b)) the Company shall use its commercially reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) that is one hundred eighty (180) days from the effective date of such Demand Registration and (ii) on which all of the Registrable Shares covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

(c) Piggyback Registrations.

(i) Right to Piggyback. Following the IPO, whenever the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement (i) on Form S-8 or on Form S-4 or any similar successor forms thereto, (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (iii) otherwise in connection with a direct or indirect acquisition or consolidation involving the Company), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to Sections 2(c)(ii) and 2(c)(iii), shall include in such registration all Registrable Shares with respect to which the Company has received a written request from the Holder for inclusion therein within seven (7) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(ii) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Threshold, the underwriting shall be allocated among the Company, the Holder and any other selling securityholder as follows (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Shares, as to which registration has been requested by the Holder pursuant to this Agreement and the shares of Common Stock or other securities as to which registration has been properly requested pursuant to the applicable written contractual piggy-back registration rights of BFI, pro rata (based on the number of securities the Holder or BFI has requested to be included in such registration), among the Holder and BFI that can be sold without exceeding the Maximum Threshold; (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(iii) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Shares (“Non-Holder Securities”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering and/or that the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the underwriting shall be allocated among the holders of Non-Holder Securities electing to participate in such offering and the Holder pro rata on the basis of the number of Non-Holder Securities and Registrable Shares offered for such registration by the holder of Non-Holder Securities and the Holder, respectively.

(iv) Withdrawal. The Holder may elect to withdraw its request for inclusion of Registrable Shares in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the earlier of (i) the launch of any “road show” undertaken in connection with such Piggyback Registration and (ii) the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holder. Notwithstanding any such withdrawal made in accordance with this Section 2(c)(iv), the Company shall pay all expenses incurred by the Holder in connection with such Piggyback Registration as provided in Section 8(c).

Section 3. Black-Out Periods.

(a) Notwithstanding Section 2, and subject to the provisions of this Section 3, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Shelf Registration Statement or Demand Registration Statement (and therefore suspend sales of the Registrable Shares under such Shelf Registration Statement or Demand Registration Statement, as applicable), by providing written notice (a “Suspension Notice”) to the Selling Holder’s Counsel, if any, and in the absence of any Selling Holder’s Counsel, to the Holder, for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the date of this Agreement or more than forty-five (45) consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement or Demand Registration Statement, as applicable, effective after the Company has used all commercially reasonable best efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if any of the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) or Demand Registration Statement (or such filings), as applicable, to become effective or to promptly amend or supplement the Shelf Registration Statement or Demand Registration Statement on a post effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or Demand Registration Statement, as applicable, or file a post-effective amendment to the Shelf Registration Statement or Demand Registration Statement, as applicable, in order to ensure that the prospectus included in the Shelf Registration Statement or Demand

Registration Statement, as applicable, (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement or Demand Registration Statement, as applicable (or of the most recent post-effective amendment), that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Shelf Registration Statement or Demand Registration Statement, as applicable, or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement or Demand Registration Statement, as applicable, to become effective or to promptly amend or supplement the Shelf Registration Statement or Demand Registration Statement, as applicable, on a post effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statementor Demand Registration Statement, as applicable, as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement or Demand Registration Statement, as applicable, as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Selling Holder’s Counsel, if any, and in the absence of any Selling Holder’s Counsel, to the Holder, to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Shelf Registration Statement or Demand Registration Statement, as applicable, as promptly as possible. The Holder shall not effect any sales of the Registrable Shares pursuant to such Shelf Registration Statement or Demand Registration Statement, as applicable, (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in the Holder’s possession of the prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holder may recommence effecting sales of the Registrable Shares pursuant to the Shelf Registration Statement or Demand Registration Statement, as applicable, (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Selling Holder’s Counsel, if any, and in the absence of any Selling Holder’s Counsel, to the Holder, promptly following the conclusion of any Suspension Event and its effect.

Section 4. Registration Procedures.

(a) In connection with the filing of any Registration Statement or sale of Registrable Shares as provided in this Agreement, the Company shall use commercially reasonable best efforts to, as expeditiously as reasonably practicable:

(i) prepare and file with the Commission the Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act, which form (1) shall be selected by the Company, (2) shall be available for the registration and sale of the Registrable Shares by the Holder, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (4) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations under Section 2 hereof;

(ii) subject to Section 2(a)(i), prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder;

(iii) (1) notify the Holder of Registrable Shares, within five (5) Business Days after filing, that a Registration Statement with respect to the Registrable Shares has been filed and advising the Holder that the distribution of Registrable Shares will be made in accordance with any method or combination of methods legally available by the Holder of any and all Registrable Shares; (2) furnish to the Holder of Registrable Shares and to each underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as the Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Shares; and (3) hereby consent to the use of the prospectus or any amendment or supplement thereto by the Holder of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto;

(iv) use its commercially reasonable best efforts to register or qualify the Registrable Shares under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder of Registrable Shares covered by a Registration Statement and each underwriter of an Underwritten Offering of Registrable Shares shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Shares owned by the Holder; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(v) notify promptly the Holder of Registrable Shares under a Registration Statement and, if requested by the Holder, confirm such advice in writing promptly at the address determined in accordance with Section 8(e) of this Agreement (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post−effective amendment to such Registration Statement;

(vi) furnish Selling Holder’s Counsel, if any, copies of any comment letters relating to the Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information relating to the Holder;

(vii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(viii) furnish to the Holder of Registrable Shares, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post−effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(ix) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the Holder or the underwriters, if any, may reasonably request at least three (3) Business Days prior to the closing of any sale of Registrable Shares;

(x) upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 4(a)(v)(5) and 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its commercially reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify the Holder of such determination and to furnish the Holder such number of copies of the prospectus as amended or supplemented, as the Holder may reasonably request;

(xi) within a reasonable time prior to the filing of any Registration Statement, any prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holder’s Counsel, if any, on behalf of the Holder, and make representatives of the Company as shall be reasonably requested by the Holder of Registrable Shares available for discussion of such document;

(xii) obtain a CUSIP number for the Registrable Shares not later than the effective date of a Registration Statement, and provide the Company’s transfer agent with printed certificates for the Registrable Shares, in a form eligible for deposit with the Depositary, in each case, to the extent necessary or applicable;

(xiii) enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(A) make such representations and warranties to the Holder of Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;

(B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, the Holder), covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);

(C) obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the Holder in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;

(D) enter into a securities sales agreement with the Holder and an agent of the Holder providing for, among other things, the appointment of such agent for the Holder for the purpose of soliciting purchases of Registrable Shares, which agreement shall be in form, substance and scope customary for similar offerings;

(E) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(F) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holder and the managing underwriters, if any;

(xiv) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, Selling Holder’s Counsel and any accountant retained by a majority in principal amount of the Registrable Shares being sold, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that the Selling Holder’s Counsel, if any, and the representatives of any underwriters will use commercially reasonable best efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not materially disrupt the Company’s business operations;

(xv) a reasonable time prior to filing any Registration Statement, any prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Shares; within five (5) Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to Selling Holder’s Counsel; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from Selling Holder’s Counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Selling Holder’s Counsel relating to the Holder or the plan of distribution of Registrable Shares, as Selling Holder’s Counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Selling Holder’s Counsel, if any, on behalf of the Holder of Registrable Shares, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the Holder or any change to the plan of distribution of Registrable Shares that would limit the method of distribution of the Registrable Shares unless Selling Holder’s Counsel has been advised in advance and has approved such information or change; and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Selling Holder’s Counsel, if any, on behalf of the Holder, Selling Holder’s Counsel or any underwriter;

(xvi) use its commercially reasonable best efforts to cause all Registrable Shares to be listed on any national securities exchange on which the Company’s Common Stock is then listed;

(xvii) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);

(xix) the Company may (as a condition to the Holder’s participation in a Demand Shelf Registration or Piggyback Registration) require the Holder of Registrable Shares to furnish to the Company such information regarding the Holder and the proposed distribution by the Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

(xx) if Registrable Shares are to be sold in an Underwritten Offering, to include in the registration statement, or in the case of a Demand Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Shares;

(xxi) if Registrable Shares are to be sold in an Underwritten Offering, cause the appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Shares and (iii) use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Shares.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, the Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement relating to such Registrable Shares until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the Company, the Holder will deliver to the Company (at the Company’s expense) all copies in the Holder’s possession, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 5. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder, and the respective officers, directors, partners, employees, representatives and agents of any such Person, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, as follows:

(i) against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expenses whatsoever (the “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in a Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company and the other selling securityholders, and each of their respective officers, directors, partners, employees, representatives and agents, and each of their respective Controlling Persons, against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to the Holder furnished to the Company by the Holder expressly for use in the Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that no such the Holder shall not be liable for any claims hereunder in excess of the amount of net proceeds received by the Holder from the sale of Registrable Shares pursuant to such Registration Statement.

(c) Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Indemnification Payments. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty−five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each Person, if any, who controls the a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 6. Holdback Agreement. Without the prior written consent of the managing underwriting in an Underwritten Offering, Holder agrees not to (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any Registrable Shares or any other equity securities of the Company or any securities convertible into or exercisable or exchangeable for such Registrable Shares or securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise, during the period beginning seven days prior to, and ending ninety (90) days (subject to a seventeen (17) day extension is requested by the managing underwriter) after (or for such shorter period as to which the managing underwriter(s) may agree), the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement other than Registrable Shares sold pursuant to such underwritten offering. The Holder agrees to enter into any agreements reasonably requested by any managing underwriter in connection with an Underwritten Offering reflecting the terms of this Section 6.

Section 7. Termination; Survival. The rights of the Holder under this Agreement shall terminate upon the date that all of the Registrable Shares cease to be Registrable Shares. Notwithstanding the foregoing, the obligations of the parties under Sections 5 and 6 of this Agreement shall remain in full force and effect following such time.

Section 8. Miscellaneous.

(a) Covenants Relating To Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of the Holder of Registrable Shares (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable the Holder to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of the Holder of Registrable Shares, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company for an offering of its Common Stock to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 8(a), as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such Registrable Shares without registration.

(b) The Company shall use commercially reasonable efforts to cooperate with the Holder in any sale and or transfer of Registrable Shares by means not involving a registration statement.

(c) No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holder of Registrable Shares pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Holder hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(d) Expenses. All Registration Expenses or Sale Expenses of the Holder shall be borne by the Company, whether or not any Registration Statement related thereto becomes effective or other sale takes place.

(e) Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holder. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holder of Registrable Shares and the Company.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first−class mail, facsimile or any courier guaranteeing overnight delivery (a) if to the Holder, at the most current address given by the Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(e) and (b) if to the Company, to Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Boulevard, Suite 21, Teaneck, New Jersey 07666-6712, Attention: Thomas G. Dagger (facsimile: (201) 329-7041).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(g) Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. In addition, the Holder may assign its rights hereunder to subsequent transferees. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement, and such person shall be entitled to receive the benefits hereof.

(h) Specific Enforcement. Without limiting the remedies available to the Holder, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.

(i) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Registration Rights Agreement as of the date first written above.

by and among

PHIBRO ANIMAL HEALTH CORPORATION

By:
Name:
Its:

MAYFLOWER LIMITED PARTNERSHIP

By:
Name:
Title:	Authorized signatory, for and on behalf of 3i Investments plc, acting in its capacity as manager of Mayflower L.P.

SCHEDULE I

Holder

Name of the Holder	Address of the Holder
Mayflower Limited Partnership
BFI Co., LLC